Exhibit 10

SECOND AMENDMENT

SECOND AMENDMENT (this “Amendment”), dated as of March 20, 2002, to the credit Agreement, dated as of March 20, 2001 (as amended from time to time, the “Credit Agreement” capitalized terms used but not defined herein shall have the respective meanings specified in the Credit Agreement), among Global Payments Direct, Inc. (formerly known as National Data Payment Systems, Inc.) a New York corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

1.
Amendment to Subsection 1.1 of the Credit Agreement.    Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of Termination Date in its entirety and inserting in lieu thereof the following:

“Termination Date”: July 19, 2002, as such date may be extended pursuant to the provisions hereof, except if such date is not a Business Day, the preceding Business Day.”

2.
Amendment to Section 2.15 of the Credit Agreement.    Section 2.15 of the Credit Agreement is hereby amended by deleting the reference to “two additional 364-day periods” in the first sentence of Section 2.15 and inserting in lieu thereof the phrase “two additional 120-day periods”.

3.	Amendment to Section 5.1(b) of the Credit Agreement. Section 5.1(b) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of GPI, the unaudited consolidated balance sheet of GPI and its consolidated Subsidiaries, as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) (provided, that delivery pursuant to Section 5.2(e) below of copies of the Quarterly Report on Form 10-Q of GPI for such fiscal quarter filed with the SEC shall be deemed to satisfy the requirements of this Section 5.1(b)); and’’

4.
Representations and Warranties.    The Borrower represents and warrants to the Administrative Agent and the Lenders that this Amendment has been duly and validly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

5.
Counterparts.    The Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

6.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.	Continuing Effect. Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

8.	Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) on which this Amendment is executed by the Borrower, the Administrative Agent and the Required Lenders.

9.
Fees and Expenses.    The Borrower agrees to: (a) pay the Administrative Agent on the date hereof an administration fee (the “Administrative Fee”) in the amount of C$49,726.03 (equal to C$150,000 pro rated for the number of days from and including the date of this Amendment to July 19, 2002 on the basis of a 365-day year); (b) pay the Lenders on the date hereof a renewal fee (the “Renewal Fee”) in the amount of C$37,128.77 (equal to 1/12.5 of 1% of the Total Commitments (C$140,000,000.00) per annum calculated on the basis of a 365-day year for the number of days during the period from and including the date of this Amendment to July 19, 2002); and (c) reimburse the Administrative Agent and the Lenders for all their reasonable costs and out-of-pocket expenses incurred in connection with the review, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Simpson Thatcher & Bartlett, counsel to the Administrative Agent.

(Signatures Appear on Following Page)

IN WITNESS WHEREOF, the parties have hereto caused this Amendment to be executed by their respective duly authorized officers as of the day first above written.

GLOBAL PAYMENTS DIRECT, INC. (formerly known as National Data Payment Systems, Inc.). as the Borrower

By	: /s/ JAMES G. KELLY
Jam	es G. Kelly
Executive Vice President and
Chief Financial Officer

CA	NADIAN IMPERIAL BANK OF
CO	MMERCE, as Administrative Agent

By	: /s/ KAREN F. KISKORNA
Ka	ren F. Kiskorna
Director

By	: /s/ MARK C. HANDLER
Ma	rk C. Handler
Executive Director

CA	NADIAN IMPERIAL BANK OF
CO	MMERCE, NEW YORK AGENCY, as a Lender

By	/s/ GEORGE KNIGHT
Ge	orge Knight
Managing Director
CIBC World Markets Corp. As Agent

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